UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2009 (August 3, 2009)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

405 Lexington Avenue

New York, NY 10174

(Address of principal executive
office)

Registrant’s telephone number, including area code (212) 915-9150

400 Interpace Parkway, Building A

Parsippany, NJ 07054

(973) 939-1000

(Former name or former address if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On August 6, 2009, we reported our second quarter 2009 results.  Our second quarter 2009 results are discussed in detail in the press release attached hereto as Exhibit 99.1.

The information in this item, including Exhibit 99.1, is being furnished, not filed.  Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Travelport Limited under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 4.01                                             Changes in Registrant’s Certifying Accountant.

In connection with our previously announced efforts to consolidate many of our corporate financial and human resources functions into our UK based GDS headquarters, on August 3, 2009, our Board of Directors appointed Deloitte LLP in the UK as our independent registered public accounting firm.

Accordingly, on August 3, 2009, Deloitte & Touche LLP in the U.S. resigned as our independent registered public accounting firm.  The reports of Deloitte & Touche LLP on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to continue with Deloitte LLP as our independent accountants was approved by our Audit Committee and our Board of Directors on August 3, 2009.  During our two most recent fiscal years and through the date of this report, we have had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.  During our two most recent fiscal years and through the date of this Current Report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”).

We provided Deloitte & Touche LLP with a copy of this disclosure before its filing with the SEC. We requested that Deloitte & Touche LLP provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Deloitte & Touche LLP stating that it agrees with the above statements.  A copy of this letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Our Board of Directors approved the appointment of Deloitte LLP as our new independent registered public accounting firm effective as of August 3, 2009. During the two most recent fiscal years and through the date of our engagement, we did not consult with Deloitte LLP regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging Deloitte LLP, Deloitte LLP did not provide us with either written or oral advice that was an important factor considered by us in reaching a decision to continue the appointment of Deloitte LLP as our new independent registered public accounting firm.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the above-referenced consolidation of our corporate financial functions to the UK, on August 3, 2009, our Board of Directors appointed Simon Gray as our Senior Vice President and Chief Accounting Officer, effective as of August 4, 2009.  For the six years prior to joining Travelport, Mr. Gray, 41, served as Group Financial Controller of Hays plc, a UK FTSE 250 listed recruitment business.  In connection with such appointment, as of August 4, 2009, William J. Severance no longer serves as our Chief Accounting Officer, but will remain a Senior Vice President until September 30, 2009.

Item 8.01               Other Events.

The Company has changed the address of its principal executive office to 405 Lexington Avenue, New York, New York 10174 and its telephone number to (212) 915-9150.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

16.1	Letter, dated August 6, 2009 from Deloitte & Touche LLP to the Securities and Exchange Commission.
99.1	Press Release dated August 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Chief Administrative Officer and General Counsel

Date: August 6, 2009

TRAVELPORT LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated August 6, 2009 (August 3, 2009)

EXHIBIT INDEX

16.1	Letter, dated August 6, 2009 from Deloitte & Touche LLP to the Securities and Exchange Commission.
99.1	Press Release dated August 6, 2009.